             As filed with the Securities and Exchange Commission
                             on February 28, 1997

                                                     Registration No. 333_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          BANYAN SYSTEMS INCORPORATED
             (Exact name of registrant as specified in its charter)


      MASSACHUSETTS                                        04-2798394
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)

120 FLANDERS ROAD, WESTBORO, MASSACHUSETTS                   01581
(Address of Principal Executive Offices)                  (Zip Code)


                          NON-QUALIFIED STOCK OPTION
                              COMMON STOCK AWARD
                           (Full title of the plan)

                             MARK G. BORDEN, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    (Name and address of agent for service)

                                 (617) 526-6000
         (Telephone number, including area code, of agent for service)

========================================================================================
                        CALCULATION OF REGISTRATION FEE

                                       Proposed        Proposed
                                       maximum         maximum
Title of securities  Amount to be      offering price  aggregate        Amount of
to be registered     registered        per share       offering price   registration fee
----------------     ----------        ---------       --------------   ----------------
Common Stock         1,200,000 shares  $3.65625(1)     $4,387,500(1)    $1,330
$.01 par value
----------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 24, 1997 in accordance with Rules
     457(c) and 457(h) of the Securities Act of 1933.
========================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The information required by Part I of Form S-8 is included in documents sent or given to the recipient of the Non-Qualified Stock Option and Common Stock Award from Banyan Systems Incorporated (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The information required by Part I of Form S-3 relating to the 200,000 restricted securities registered hereunder for resale pursuant to General Instruction C of Form S-8 is included in the Reoffer Prospectus filed together with this Registration Statement.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------

            The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

            (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

            (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities
              -------------------------

            Not applicable.


     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

            Not applicable.


     Item 6.  Indemnification
              ---------------

            Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Second Amended and Restated Articles of Organization the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Second Amended and Restated Articles of Organization indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

            The Registrant's Second Amended and Restated Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Registrant determines, by clear and convincing evidence, that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, the stockholders, or a court of competent jurisdiction. The Board of Directors shall authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

            The Registrant's Second Amended and Restated Articles of Organization also provide that, in the event of a determination by the Registrant that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Registrant's Second Amended and Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director of officer is not entitled to full indemnification.

            Article 6 of the Registrant's Second Amended and Restated Articles of Organization also eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

            The Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.


     Item 7.  Exemption from Registration Claimed
              -----------------------------------

            Two Hundred Thousand (200,000) shares of Common Stock of the Registrant covered by this Registration Statement are being reoffered for resale by a selling stockholder. Such shares were issued to the selling stockholder by the Registrant in reliance on (S)4(2) of the Securities Act relating to sales by an issuer not involving a public offering. The selling stockholder holds a position with the Registrant that would afford him access to or disclosure of the same type of information about the Registrant that a registration statement would disclose. The selling stockholder represented his intention to acquire such shares for investment only and not with a view to distribution thereof, and an appropriate legend was affixed to the stock certificate issued to him.

     Item 8.  Exhibits
              --------

            The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


     Item 9.  Undertakings
              ------------

            1.  The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the
     --------  -------
     Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westboro, Massachusetts on the 28th day of February, 1997.


                                             BANYAN SYSTEMS INCORPORATED

                                                /s/ William P. Ferry
                                             By:_____________________
                                                William P. Ferry
                                                President and
                                                Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Banyan Systems Incorporated, hereby severally constitute William P. Ferry, Jeffrey D. Glidden and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Banyan Systems Incorporated to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                     Title                       Date
     ---------                     -----                       ----


/s/ William P. Ferry        President, Chief             February 28, 1997
--------------------
William P. Ferry            Executive Officer and
                            Director (Principal
                            Executive Officer)


/s/ Jeffrey D. Glidden      Senior Vice President,       February 28, 1997
----------------------
Jeffrey D. Glidden          Administration, Chief
                            Financial Officer and
                            Assistant Clerk (Principal
                            Financial Officer)

/s/ Richard M. Spaulding    Vice President, Finance      February 28, 1997
------------------------
Richard M. Spaulding        and Treasurer (Principal
                            Accounting Officer)


/s/ G. Leonard Baker, Jr.   Director                     February 28, 1997
-------------------------
G. Leonard Baker, Jr.

/s/ John F. Burton          Director                     February 28, 1997
------------------
John F. Burton

                            Director                     February 28, 1997
---------------------
A. Peter Hamilton

/s/ David C. Mahoney        Director                     February 28, 1997
--------------------
David C. Mahoney

/s/ Fontaine K. Richardson  Director                     February 28, 1997
--------------------------
Fontaine K. Richardson

/s/ David N. Strohm         Director                     February 28, 1997
-------------------
David N. Strohm

REOFFER
PROSPECTUS
----------
                          BANYAN SYSTEMS INCORPORATED
                               120 Flanders Road
                         Westboro, Massachusetts 01581
                           Telephone: (508) 898-1000

                         200,000 SHARES OF COMMON STOCK
                           ($.01 par value per share)

                               COMMON STOCK AWARD
                      -----------------------------------

     The shares of common stock, $.01 par value per share (the "Common Stock"), of Banyan Systems Incorporated (the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of a certain stockholder of the Company (the "Selling Stockholder"). The shares of Common Stock covered by this Prospectus (the "Shares") were issued to the Selling Stockholder in connection with a written employment agreement between the Selling Stockholder and the Company. This Prospectus also covers such additional shares that may be issuable with respect to the Shares in the event of any stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.
                      -----------------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
               STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      -----------------------------------

     The Selling Stockholder has advised the Company that he proposes to offer, from time to time, all or part of the shares of Common Stock on the Nasdaq National Market System in ordinary brokerage transactions, in negotiated transactions, or otherwise, at such prices and on such terms as may be obtainable and satisfactory to the Selling Stockholder. No underwriting discounts or commissions will be paid other than normal brokerage commissions and fees which will be payable by the Selling Stockholder. No sales or distributions other than as described herein will be effected until this Prospectus shall have been appropriately amended or supplemented. See "SELLING STOCKHOLDER."

                      -----------------------------------

     The date of this Prospectus is February 28, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information electronically with the Securities and Exchange Commission (the "Commission"). The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Reports and other information concerning the Company may be inspected at the Commission's Public Reference Room, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's regional offices located at 75 Park Place, New York, New York 10007, and at 500 West Madison Street, Chicago, Illinois 60661. Copies of such material, or any portion thereof, may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is traded on the Nasdaq National Market System under the symbol "BNYN". Reports, proxy statements and other information concerning the Registrant may also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the contents of any agreement or other document referred to are not necessarily complete. Where such agreement or other document is an exhibit to the Registration Statement registering the shares offered under this Plan, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

     The Company hereby undertakes to provide, without charge, upon written or oral request of any person, including a beneficial owner, to whom this Prospectus is delivered, a copy of any and all documents incorporated by reference in this Prospectus (not including exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such information should be addressed to Banyan Systems Incorporated, Attention: Treasurer, 120 Flanders Road, Westboro, Massachusetts 01581, telephone (508) 898-1000.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON DEEMED TO BE AN UNDERWRITER. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES COVERED BY THIS PROSPECTUS BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          ----------------------------


                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----

THE COMPANY............................................................   4

USE OF PROCEEDS........................................................   4

SELLING STOCKHOLDER....................................................   4

PLAN OF DISTRIBUTION...................................................   4

LEGAL MATTERS..........................................................   5

INDEMNIFICATION........................................................   5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................   6

                                  THE COMPANY

     Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), is the issuer of the shares of Common Stock covered by this Prospectus. Its principal executive offices are located at 120 Flanders Road, Westboro, Massachusetts 01581 and its telephone number is (508) 898-1000.


                                USE OF PROCEEDS

     The Company will not realize any of the proceeds from the sale of the Shares by the Selling Stockholder.


                              SELLING STOCKHOLDER

     The following table sets forth the name of the Selling Stockholder, the nature of all positions which he has had within the past three years with the Company, the number of shares of Common Stock beneficially owned by him as of February 19, 1997, the number of Shares offered hereby and the number and percentage of shares of Common Stock to be owned by him after the completion of this offering:

                                                              Number and
                    Number of Shares                          Percentage of
                     of Common Stock                          Common Stock
                       Beneficially        Shares of Common   Beneficially
                       Owned as of           Stock Offered    Owned After the
Name and Title       February 19, 1997         Hereby           Offering
--------------       -----------------         -----            --------

William P. Ferry(1)     241,666(2)            200,000            41,666

(1) Mr. Ferry currently serves as President and Chief Executive Officer of the Company. He assumed this position on February 19, 1997. Mr. Ferry is also currently a member of the Company's Board of Directors, having been elected a Director on February 27, 1997.

(2) Includes 41,666 shares of Common Stock issuable within 60 days of February 19, 1997 upon the exercise of options held by Mr. Ferry.


                              PLAN OF DISTRIBUTION

     The Shares may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder has advised the Company that he proposes to offer and sell, from time to time, all or part of the Shares on the Nasdaq National Market System in ordinary brokerage transactions, in negotiated transactions, or otherwise, at such prices and on such other terms as may be obtainable and satisfactory to the Selling Stockholder. No underwriting discounts or commissions will be paid other than normal brokerage commission and fees which will be payable by the Selling Stockholder. No sales or distributions other than as described herein will be effected until this Prospectus shall have been appropriately amended or supplemented. The Common Stock is traded on the Nasdaq National Market System. The Company has been advised by the Selling Stockholder that he has not, as of the date hereof, made any arrangements relating to the distribution of the Shares.


                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for the Company by Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.


                                INDEMNIFICATION

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Second Amended and Restated Articles of Organization the Company has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Company's Second Amended and Restated Articles of Organization indemnifies directors and officers of the Company against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Company. Under this provision, a director or officer of the Company shall be indemnified by the Company for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company.

     The Company's Second Amended and Restated Articles of Organization establishes the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Company determines, by clear and convincing evidence, that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, the stockholders, or a court of competent jurisdiction. The Board of Directors shall authorize advancing litigation expenses to a director or officer at his or her request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     The Company's Second Amended and Restated Articles of Organization also provide that, in the event or determination by the Company that a director or officer did not meet the standard of conduct required for indemnification, or if the Company fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Company's Second Amended and Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

     Article 6 of the Company's Second Amended and Restated Articles of Organization also eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

     The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which are filed with the Commission, are incorporated in this Prospectus by reference:

     (1) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b)
under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3) The Company's Registration Statement on Form 8-A dated August 6, 1992 registering the Common Stock under Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide, without charge, upon written or oral request of any person to whom this Prospectus is delivered, a copy of any and all documents incorporated by reference in this Prospectus (not including exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such information should be addressed to Banyan Systems Incorporated, Attention: Treasurer, 120 Flanders Road, Westboro, Massachusetts 01581, telephone (508) 898-1000.

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number     Description                                              Page
-------    -----------                                              ----

  4.1 (1)  Specimen Certificate of Common Stock of
           the Registrant

  5.1      Opinion of Hale and Dorr LLP

  23.1     Consent of Hale and Dorr LLP (included in Exhibit 5.1)

  23.2     Consent of Coopers & Lybrand L.L.P.

  24.1 Power of Attorney (included on the signature page of this Registration Statement)



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(1)  Incorporated herein by reference from the Registrant's Registration
     Statement on Form S-1 (File No. 33-49194).